EXHIBIT 99.1

For Immediate Release
July 20, 2022

Carlyle Secured Lending, Inc. Schedules Second Quarter 2022 Financial Results and
Investor Conference Call
New York – Carlyle Secured Lending, Inc. (“Carlyle Secured Lending”) (NASDAQ: CGBD) will host a conference call at 10:00 a.m. EDT on Wednesday, August 10, 2022 to announce its second quarter 2022 financial results. A news release containing the quarterly results will be issued after market close on Tuesday, August 9, 2022. The conference call and webcast will be available on the Carlyle Secured Lending website at carlylesecuredlending.com.
The conference call may be accessed by dialing +1 (646) 307-1963 (U.S.) or +1 (800) 715-9871 (international) and referencing “Carlyle Secured Lending Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle Secured Lending’s website and an archived replay of the webcast also will be available on the website soon after the live conference call.
About Carlyle Secured Lending, Inc.
Carlyle Secured Lending, Inc is publicly traded (NASDAQ: CGBD) business development company (“BDC”) which began investing in 2013. The Company focuses on providing directly originated, financing solutions across the capital structure, with a focus on senior secured lending to middle-market companies primarily located in the United States. Carlyle Secured Lending is externally managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and wholly owned subsidiary of Carlyle.
Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $325 billion of assets under management as of March 31, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs nearly 1,900 people in 26 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.
Contacts:

Investors:	Media:
Daniel Hahn	Kristen Greco
+1-212-813-4900	+1-212-813-4763
publicinvestor@carlylesecuredlending.com	kristen.greco@carlyle.com